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                                 Exhibit 21.1
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                        SUBSIDIARIES OF THE REGISTRANT

     The corporations listed below in bold type are the direct wholly owned subsidiaries of the Registrant as of the date of this filing. Listed below each of these corporations in regular type are its wholly owned subsidiaries.


     UST WILDERNESS MANAGEMENT CORPORATION

     SHOREWOOD CORPORATION (D/B/A RESORT PARKS INTERNATIONAL)

     THOUSAND TRAILS (CANADA) INC.

     TT OFFSHORE, LTD.

     YUBA INVESTMENT COMPANY

     NATIONAL AMERICAN CORPORATION
          Beech Mountain Lakes Corporation
               Quail Hollow Village, Inc.
          Carriage Manor Corporation
          Cherokee Landing Corporation
          Chief Creek Corporation
          Dixie Resort Corporation
               Resort Land Corporation
               Western Fun Corporation
                    Westwind Manor Corporation
          Foxwood Corporation
               Carolina Landing Corporation
               The Kinston Corporation
          G.L. Land Development Corporation
          Lake Royale Corporation
          Lake Tansi Village, Inc.
               Tansi Resort, Inc.
          L.M.L. Resort Corporation
          Natchez Trace Wilderness Preserve Corporation
          Quail Hollow Plantation Corporation
          Recreation Land Corporation
               Wolf Run Manor Corporation
          Recreation Properties, Inc.
          The Villas of Hickory Hill, Inc.